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                            Purchase Agreement Option

                                     Between

                             CyberPort Niagara Inc.

                                       And

                               117459 Ontario Inc.
                                to be assigned to
                                   Niacan Ltd.


         The LESSEE, has the sole option, at any time during the term of this lease to purchase the property located at 5781 Ellen Avenue, Niagara Falls, Ontario, from 117457 Ontario Inc. to be assigned to Niacan Ltd. as LESSOR, for Three Million Dollars Canadian ($3,000,000.00 - Canadian) Dollars and the purchase may be completed at any time between January 1st, 1998 and July 31st, 1998, failing which this option is null and void and the LESSEE'S tenancy continues to term.

Dated at Niagara Falls, Ontario, this            day of     March , 1997.


                                        CYBERPORT NIAGARA INC.



                                        per: Michael Hurd
-----------------------------           -------------------------------------
Witness                                 I have the power to bind the company.


                                        117459 Ontario Inc.
                                        to be assigned to
                                        NIACAN LTD.



                                        per: Ashak Murani
-----------------------------           -------------------------------------
Witness                                 I have the power to bind the company